Exhibit 10.57

FIRST AMENDMENT TO THE MASTER SERVICES AGREEMENT

This First Amendment (the "Amendment") to the Master Services Agreement (the "Agreement") is made and entered into effective as of the 16th day of May, 2014 (the "Effective Date") by and between Aethlon Medical Inc. with offices located at 8910 University Center Lane, Suite 660, San Diego, CA 92122 (hereinafter referred to as "Sponsor"), and Total Renal Research, Inc. d/b/a DaVita Clinical Research with offices located at 825 South 8th Street, Suite 300, Minneapolis, MN 55404 ("DCR"). Sponsor and DCR shall each be hereinafter referred to as a "Party" and collectively as the "Parties".

WHEREAS, the Parties entered into the Agreement on the 14th day of February, 2014;

WHEREAS, the Parties wish to amend the terms of the Agreement as outlined in this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and covenants in the Agreement and this Amendment, the Parties agree as follows:

1. The following paragraphs of the Agreement are deleted in their entirety and replaced with the following:

6. SERIOUS ADVERSE EXPERIENCE REPORTING

If DCR receives notice of a Serious Adverse Experience (defined herein) related to the investigational Device, DCR shall provide Sponsor with notice within twenty-four (24) hours of learning of the event and provide such additional information thereafter as reasonably requested by Sponsor. Furthermore, upon Sponsor's reasonable request, DCR shall promptly investigate any such Serious Adverse Experience and shall submit follow-up reports of new information in a timely manner. "Serious Adverse Experience" refers to an experience that has any serious adverse effect on health or safety or any life-threatening problem caused by, or associated with, a Device, if that effect, problem, or death was not previously identified in nature, severity, or degree of incidence in the investigational plan or application, or any other unanticipated serious problem associated with a Device that relates to the rights, safety, or welfare of subjects. Any untoward event which occurs regardless of its causality, including any side effect, injury, toxicity or sensitivity reaction during the testing of protocol treatments (whether or not considered Device-related), will be designated as an unanticipated adverse effect and recorded on the adverse events page of the Case Report Form (CRF).

12.3 DCR Property. Notwithstanding the foregoing, Sponsor acknowledges that DCR and its Affiliates own, control, or otherwise possess, certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to data, analytical methods, procedures and techniques, procedure manuals, financial information, computer and technicalexpertise and software as of the Effective Date or if developed after the Effective Date does not necessarily incorporate Confidential Information received from Sponsor hereunder including, for the purpose of this paragraph, the Device (collectively "DCR Property"). DCR hereby grants to Sponsor a non-exclusive, worldwide, irrevocable, sub-licensable and royalty free license to use the DCR Property only to the extent necessary for the use of any Deliverables or Servicers provided hereunder.

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15.2 Sponsor Indemnity. In addition to any other of Sponsor's obligation to indemnify contained herein, Sponsor shall indemnify DCR, its Affiliates and their respective directors, officers, employees, subcontractors and agents ("DCR Indemnitee(s)") for any Claims caused by (a) Sponsor's (including its Affiliates) use of Inventions or Data; (b) the administration of a Device in accordance with the applicable Protocol; and (c) any procedures performed in accordance with a Protocol. Sponsor's indemnification obligations pursuant to this paragraph shall not apply to the extent the applicable Claim was caused by the negligence, recklessness, willful misconduct, lack of adherence to applicable law, or breach of this Agreement by a DCR Indemnitee.

15.3 Subject Injury. To the extent not otherwise included in Sponsor's obligations to indemnify included herein, Sponsor shall be responsible for all necessary and reasonable costs associated with the diagnosis and treatment of injuries to any Study subjects caused by a Device or procedures performed in accordance with the applicable Protocol. Sponsor shall not be responsible for any costs pursuant to this paragraph to the extent that such injuries were caused the negligence, recklessness, willful malfeasance, lack of adherence to applicable laws, or breach of this Agreement by any DCR Indemnitee.

2.	Except as stated in this Amendment all terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

Aethlon-DCR First Amendment